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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of an aggregate of 6,500,000 shares of Common Stock pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated March 30, 2000 with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report of Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2000.


Tel Aviv, Israel                        /s/ Kost, Forer and Gabbay
January 10, 2001                        A Member of Ernst & Young International